SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: April 17, 2003

X-RITE, INCORPORATED
(Exact name of registrant as
specified in its charter)

Michigan (State or other jurisdiction of incorporation)	000-14800 (Commission File Number)	38-1737300 (IRS Employer Identification no.)

3100 44th Street S.W. Grandville, Michigan (Address of principal executive office)		49418 (Zip Code)

Registrant's telephone number, including area code: (616) 534-7663

Item 7.         Financial Statements and Exhibits.

Exhibit

99.1     Press release dated April 17, 2003.

Item 9.         Regulation FD Disclosure.

On April 17, 2003, X-Rite, Incorporated issued a press release announcing results for the first fiscal quarter of 2003. A copy of the press release is attached as Exhibit 99.1.

This information furnished under “Item 9. Regulation FD Disclosure” is intended to be furnished under “Item 12. Results of Operations and Financial Condition” in accordance with SEC Release No. 33-8216.

The information in this Form 8-K and the attached Exhibit shall not be deemed filed for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: April 17, 2003	X-RITE, INCORPORATED (Registrant)
	By:	/s/ Duane Kluting Duane Kluting Chief Financial Officer

EXHIBIT INDEX

99.1	X-Rite, Incorporated Press Release dated April 17, 2003.

EXHIBIT 99.1

FOR IMMEDIATE RELEASE	CONTACT: Duane Kluting, CFO X-Rite, Incorporated (616) 257-2203 dkluting@x-rite.com

X-RITE ANNOUNCES FIRST QUARTER RESULTS FOR 2003

Highlights:

   • Net sales increased 12.7 percent over the prior year.

   • Operating income increased to $1.6 million versus a loss of $0.3 million in the prior year.

   • Graphic Arts product line broadened by acquisition of Centurfax ccDot technology.

   • Benjamin Moore selects X-Rite as its exclusive color management solution provider.

GRANDVILLE, Mich., April 17, 2003 — X-Rite, Incorporated (Nasdaq:XRIT), a leading global provider of measurement solutions for color and light, today announced its financial results for the first quarter ended March 29, 2003.

The Company reported a 12.7 percent increase in net sales to $23.6 million for the quarter ended March 29, 2003, compared to $21.0 million last year. Operating income for the quarter was $1.6 million, compared to a loss of $0.3 million in the prior year. Net income for the quarter was $1.0 million, or 5 cents per diluted share, compared with a net loss of $7.9 million, or 39 cents per diluted share in the prior year. The prior year included a non-cash impairment charge of $7.6 million, or 38 cents per diluted share, in connection with the adoption of a new accounting standard for goodwill and intangible assets.

Commenting on the quarter, Michael C. Ferrara, X-Rite, Incorporated’s President, said, “We are very pleased with these results. The Company is focused on creating opportunities for growth, developing strategic relationships, and capitalizing on our market position and competitive advantage. Our customer base continues to strengthen and expand as we create a business environment that is customer-centric and rooted in fundamental economics. We are aggressively pursuing color-related acquisitions that will have an immediate impact on our ability to improve and expand the markets we serve. Here are few highlights from this quarter that I believe illustrate X-Rite’s “play to win” philosophy:

•	Benjamin Moore & Co. selected X-Rite as its leading color management solutions provider and signed a comprehensive, long-term agreement to install MatchRite® products throughout its dealer network. To ensure that we properly support Benjamin Moore’s installed base of color measurement instruments, we acquired Thermo Electron’s ColoRx® product line. Now we can offer uninterrupted service and support to all Benjamin Moore authorized dealers, as they migrate over time to our MatchRite color management solutions.

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•	With our recent acquisition of the ccDot product line from Centurfax Ltd., X-Rite can now offer graphic arts customers a full line of products for the measurement of printing plates, including flexography, a new capability for the Company. This specialty printing category uses rubber plates for flexible plastics, plastic bags and corrugated products. Many of our existing print customers are pleased to know that X-Rite has expanded its measurement solutions, and we also believe this product acquisition will enable us to serve many new customers who specialize in this type of printing.

•	We are pleased to report that our ShadeVision® System was awarded Most Innovative New Product of the Year at this year’s prestigious REALITY Awards. The ShadeVision System, an electronic shade-matching device, was singled out based on actual clinical use combined with research findings by REALITY Publishing, a recognized authority in product evaluation and testing for the dental marketplace. With the continued support of our distribution partner Sullivan-Schein, and over 1,000 units in the market, this product is gaining industry-wide acceptance.

Conference Call
The company will conduct a live audio webcast discussing its first quarter results on Thursday, April 17, 2003 at 11:00 a.m. Eastern time. The call will be co-hosted by Michael C. Ferrara, the Company’s President and Duane Kluting, its Chief Financial Officer. To access this webcast, as well as all future webcasts, use the X-Rite corporate website. Log on to http://www.x-rite.com, go to the Investor Relations page and click on the conference call link for the webcast. In addition, an archived version of the webcast conference call will be available on X-Rite’s website shortly after the live broadcast.

About X-Rite
X-Rite, Incorporated is a world-leader in producing precision measurement devices, systems, and processes that enhance the measurement of color and light. Many large, multi-national firms use X-Rite’s products and services for a variety of applications in areas as diverse as digital imaging, printing, coatings, plastics, retail color matching, dental and advanced lighting. Sales and service offices are located throughout Europe, Asia and the Americas.

For more information, contact X-Rite, Incorporated: 3100 44th Street, S.W., Grandville, Mich., 49418, USA; Telephone (616) 534-7663; Fax (616) 534-1466; Website: http://www.x-rite.com.

Forward-Looking Statements
This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, but not limited to the strength and expansion of our customer base, the ability to serve new customers and industry acceptance of our products. Actual results may differ materially from those projected in the forward-looking statements, due to a variety of factors, some of which may be beyond the control of the Company. Factors that could cause such differences include the Company’s ability to improve operations and realize cost savings, competitive and general economic conditions, ability to access into new markets, acceptance of the Company’s products and other risks described in the Company’s filings with the Securities & Exchange Commission.

        All product and service names are trademarks or registered trademarks of their respective owners.

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Consolidated Financial Highlights

(Unaudited - in thousands)

	Q1 2003	Q4 2002	Q3 2002	Q2 2002	Q1 2002
Net Sales	$ 23,625	$ 30,865	$ 22,246	$ 24,401	$ 20,956
Gross Profit	15,221	19,768	13,980	15,537	12,284
Gross Profit Percent	64.4%	64.0%	62.8%	63.7%	58.6%
Selling and Marketing	7,211	8,037	6,909	7,089	5,734
General and Administrative	3,352	3,843	3,893	3,594	3,663
R&D and Engineering	3,098	3,049	2,863	3,253	3,211
Operating Income (Loss)	1,560	4,839	315	1,601	(324)
Write Down of Other Investments	(140)	(671)	-	(6,566)	-
Other Income (Expense)	40	138	34	(131)	(8)
Pre-tax Income (Loss)	1,460	4,306	349	(5,096)	(332)
Income (Loss) Before Cumulative Effect of Change in Accounting Principle	1,012	3,701	252	(5,488)	(259)
Cumulative Effect of Change in Accounting Principle	-	-	-	-	(7,615)
Net Income (Loss)	$ 1,012	$ 3,701	$ 252	$ (5,488)	$ (7,874)
Cash and Investments	$ 12,407	$ 17,538	$ 14,032	$ 13,536	$ 8,245
Accounts Receivable	18,796	19,773	15,504	15,992	13,563
Inventory	14,054	14,080	14,626	14,360	14,425
Other Current Assets	4,291	2,743	5,053	4,263	8,043
Non-Current Assets	52,804	48,750	49,661	50,057	55,913
Total Assets	102,352	102,884	98,876	98,208	100,189
Liabilities	9,991	11,536	11,380	10,544	8,013
Long-Term Debt	-	-	-	-	-
Total Liabilities	9,991	11,536	11,380	10,544	8,013
Permanent and Temporary Shareholders' Equity	$ 92,361	$ 91,348	$ 87,496	$ 87,664	$ 92,176
Capital Expenditures	$ 1,163	$ 382	$ 543	$ 483	$ 822
Depreciation and Amortization	$ 1,307	$ 1,447	$ 1,253	$ 1,428	$ 1,447
International Sales	43.2%	42.3%	41.7%	40.3%	43.2%
Sales By Market Served (% of Total)					
Coatings	35.9%	38.7%	35.5%	41.1%	38.6%
Graphic Arts	47.6%	41.8%	45.6%	41.1%	41.0%
Bio-diagnostics	8.0%	7.0%	7.0%	7.7%	6.4%
Laboratory	8.5%	12.5%	11.9%	10.1%	14.0%

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